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                                                                   Exhibit 10.20


                                KIRBY CORPORATION


                    Nonemployee Director Compensation Program

Annual Director Fee

     1. Each director will receive an annual fee of $20,000, payable in four equal quarterly payments to be made at the end of each calendar quarter, unless the director elects to receive a stock option for shares of Kirby common stock in lieu of all or part of the cash fee. The fee will be prorated for any director elected between annual stockholder meetings.

     2. The election to receive a stock option in lieu of director fees will be made annually. Any director who elects to receive a stock option in lieu of all or part of the annual fee for the year following any annual meeting of stockholders must give written notice of that election to Kirby no later than the date of such annual meeting, except that a director elected between annual stockholder meetings must give written notice of that election to Kirby no later than the date of his or her election as a director. Directors who elect to receive a stock option in lieu of all or part of the unpaid portion of the annual fee for the year in which this program becomes effective must give written notice of that election to Kirby no later than September 29, 2000.

     3. The stock option shall be issued on the following terms:

          (a) The number of shares of stock subject to the option will be equal to (i) the portion of the annual fee that a director elects to receive in the form of a stock option divided by (ii) the fair market value of a share of stock on the date of grant multiplied by (iii) 3, with the result then rounded to the nearest whole share.

          (b) The exercise price will be the fair market value on the date of grant. The fair market value of a share of stock means the mean of the high and low sales price on the New York Stock Exchange on the date of reference. The date of grant of an option granted in lieu of the annual fee means the date by which a director must make the election to receive the option in lieu of cash fees.

          (c) The option will vest one-fourth on the first quarterly payment date, one-fourth on the second quarterly payment date, one-fourth on the third quarterly payment date and one-fourth on the fourth quarterly payment date or, in the case of a director elected between annual stockholder meetings or a director receiving an option for the year in which this program becomes effective, in equal parts on the remaining quarterly payment dates prior to the first anniversary of the most recent annual meeting of stockholders.

          (d) The options will be subject to the terms of the plan under which they are issued, including without limitation provisions relating to vesting, exercise, termination and transferability.


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     4. The quarterly payment of cash fees and vesting of stock options are contingent on a director's continuing to serve in that capacity on each such quarterly payment or vesting date.


Annual Committee Chairman Fee

     1. The Chairman of the Audit Committee and the Chairman of the Compensation Committee will receive an annual fee of $10,000, payable in four equal quarterly payments to be made at the end of each calendar quarter. The committee chairman fee will be prorated for any director who is elected to such position between annual meetings of the board of directors.

     2. The quarterly payment of the committee chairman fee is contingent on a director's continuing to serve in such position on each such quarterly payment date.


Meeting Fees

     1. Each director will receive a fee of $1,000 for each board meeting attended in person or by telephone.

     2. Each member of a committee of the board will receive a fee of $3,000 for each committee meeting attended in person or by telephone.


Automatic Stock Option Grants

     1. Each director will receive an option for 5,000 shares of Kirby common stock upon his or her first election as a director.

     2. Each director will receive an option for 3,000 shares of Kirby common stock immediately after each annual meeting of stockholders.

     3. The option price in both cases will be the fair market value on the date of grant. The options will be subject to the terms of the plan under which they are issued, including without limitation provisions relating to vesting, exercise, termination and transferability.


General

     1. This compensation program became effective September 26, 2000 and was amended effective October 21, 2002 to add the annual committee chairman fees and to increase the meeting fees for committee members..

     2. This compensation program may be amended, modified or terminated by the board at any time.

     3. This compensation program applies only to directors of Kirby who are not employees of Kirby or any of its subsidiaries.


ADOPTED BY THE BOARD OF DIRECTORS: September 26, 2000
AMENDED:  OCTOBER 21, 2002